                                                                     EXHIBIT 4.8

                                CONVERSION NOTICE


Date: 1 July 2006                                           By letter and by fax


To:  Canadian Solar Inc.
     ("CHINESE CHARACTERS")
     (Building A6, Export Processing Zone
     Suzhou New & Hi-Tech District
     Jiangsu Province 215151
     The People's Republic of China)
     Fax No.:    86-512-62696016
     Attention:  Mr. QU Xiao Hua


To:  Mr. QU Xiao Hua
     ("CHINESE CHARACTERS")
     (Building A6, Export Processing Zone
     Suzhou New & Hi-Tech District
     Jiangsu Province 215151
     The People's Republic of China)


Dear Sirs,

Conversion of Convertible Notes (the "Convertible Notes") into Common Shares in the capital of Canadian Solar Inc. ( the "Company")

We refer to (a) the subscription agreement dated 16 November 2005 and entered into between, among others, the Company, Mr. Qu, HSBC HAV2 (III) Limited (the "Funds") and JAFCO Asia Technology Fund II ("JAFCO") and four supplemental agreements relating thereto dated 28 February 2006, 29 March 2006, 9 June 2006 and the date of today respectively (collectively, the "Subscription Agreements") and (b) the certificates for the Convertible Notes issued to the Funds (the "CN Certificates") pursuant to the Subscription Agreements, (c) the investment agreement relating to the Company entered into between, among others, the Company, Mr. Qu, the Funds and JAFCO on 30 November 2005 (the "Investment Agreement") and (d) the deed of undertaking given by, among others, the Company and Mr. Qu, in favour of the Funds and JAFCO on 1 December 2005 (the "Deed of Undertaking") in relation to the restructuring of the Group (as defined in Subscription Agreements) into a structure as reasonably satisfactory to the Funds and JAFCO.

We hereby serve notice on the Company that, subject to the satisfaction of the following condition(s), we wish to convert all of the outstanding Convertible Notes issued to us in the aggregate principal amount of US$7,750,000 into 1,343,022.577 Common Shares in the capital of the Company (the "Conversion Shares") at the Conversion Price (as defined in the CN Certificates) in accordance with the terms set out in the Subscription Agreements and the CN Certificates as an Optional Conversion (as defined in the CN Certificates) (the "Conversion"):

(1) Mr. Qu having entered into a put option agreement with the Funds and JAFCO under which Mr. Qu shall give a put option to each of the Funds and JAFCO relating to the Conversion Shares on a form agreed upon by all parties thereto; and

(2) Mr. Qu having mortgaged, pledged and assigned absolutely by way of first legal mortgage 1,912,766 Common Shares (after a share split to be conducted immediately after the Conversion) in the capital of the Company in favour of the Funds as security for the performance of his obligations under the above-mentioned put option agreement.

Further, we note that the restructuring referred to in the Deed of Undertaking has not been conducted. Nevertheless, JAFCO may be requested by Mr. Qu to transfer its Conversion Shares to an affiliate of JAFCO. We hereby give consent to such transfer provided that we will not be required to assume any liability of whatsoever nature in respect of such transfer. Additionally, the Funds may be requested by Mr. Qu to continue to another jurisdiction.

To effect the Conversion, we have delivered the CN Certificates to the Company's designated legal advisers, Latham & Watkins LLP, of 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong who have received such certificates on the Company's behalf.

Please could the Company arrange to effect the Conversion and send one share certificate for the Conversion Shares to the Funds (Attention: Mr. Victor Leung).

We acknowledge that, notwithstanding the Conversion, Mr. Qu's rights under Condition (B)2(d) of the conditions of the Convertible Notes set forth in each CN Certificate shall remain in effect.

For the avoidance of doubt, the Conversion shall not prejudice or affect any of the rights and benefits of the Funds in the Investment Agreement.

Yours faithfully,



       /s/
-----------------------------------------------------
Victor Leung
(as an authorized person of HSBC HAV2 (III) Limited)


                                      * * *

                                 Acknowledgement

To:  HSBC HAV2 (III) Limited
     c/o HSBC Private Equity (Asia) Ltd.
     Level 17, 1 Queen's Road Central
     Hong Kong
     Fax No.:    852-2845 9992
     Attention:  The Managing Director

Dear Sirs,

We refer to your conversion notice dated 1 July 2006. The capitalized terms in this acknowledgement will have the same meanings as defined in your conversion notice. We hereby acknowledge, agree and confirm that:

1. Latham & Watkins LLP shall receive the CN Certificates from the Funds on our behalf and Latham & Watkins LLP have confirmed that they have received such certificates;

2. we noted that the condition(s) set out in your conversion notice have been satisfied;

3. we have effected the Conversion and, following the filing of the Company's Articles of Amendment pursuant to which the Common Shares shall be split on a 1 for 1.168130772 basis, a share certificate for 1,568,826 Common Shares (which takes into account the share split) will be issued to the Funds and will be sent to the Funds; and

4. the Conversion shall not prejudice or affect any of the rights and benefits of the Funds in the Investment Agreement.

Attached please find a copy of our board resolution authorizing the Conversion.

Yours faithfully,



       /s/
----------------------------------------------------
Name: QU Xiao Hua
For and on behalf of
Canadian Solar Inc.
Date: July 1, 2006




       /s/
----------------------------------------------------
Name: QU Xiao Hua (signed, sealed and delivered)
Date: July 1, 2006

                                CONVERSION NOTICE


Date:  1 July 2006                                          By letter and by fax


To:  Canadian Solar Inc.
     ("CHINESE CHARACTERS")
     (Building A6, Export Processing Zone
     Suzhou New & Hi-Tech District
     Jiangsu Province 215151
     The People's Republic of China)
     Fax No.:    86-512-62696016
     Attention:  Mr. QU Xiao Hua


To:  Mr. QU Xiao Hua
     ("CHINESE CHARACTERS")
     (Building A6, Export Processing Zone
     Suzhou New & Hi-Tech District
     Jiangsu Province 215151
     The People's Republic of China)


Dear Sirs,

Conversion of Convertible Notes (the "Convertible Notes") into Common Shares in the capital of Canadian Solar Inc. ( the "Company")

We refer to (a) the subscription agreement dated 16 November 2005 and entered into between, among others, the Company, Mr. Qu, HSBC HAV2 (III) Limited (the "Funds") and JAFCO Asia Technology Fund II ("JAFCO") and four supplemental agreements relating thereto dated 28 February 2006, 29 March 2006, 9 June 2006 and the date of today respectively (collectively, the "Subscription Agreements") and (b) the certificates for the Convertible Notes issued to the Funds (the "CN Certificates") pursuant to the Subscription Agreements, (c) the investment agreement relating to the Company entered into between, among others, the Company, Mr. Qu, the Funds and JAFCO on 30 November 2005 (the "Investment Agreement") and (d) the deed of undertaking given by, among others, the Company and Mr. Qu, in favour of the Funds and JAFCO on 1 December 2005 (the "Deed of Undertaking") in relation to the restructuring of the Group (as defined in Subscription Agreements) into a structure as reasonably satisfactory to the Funds and JAFCO.

We hereby serve notice on the Company that, subject to the satisfaction of the following condition(s), we wish to convert all of the outstanding Convertible Notes issued to us in the aggregate principal amount of US$4,000,000 into 693,173.247 Common Shares in the capital of the Company (the "Conversion Shares") at the Conversion Price (as defined in the CN Certificates) in accordance with the terms set out in the Subscription Agreements and the CN Certificates as an Optional Conversion (as defined in the CN Certificates) (the "Conversion"):

(1) Mr. Qu having entered into a put option agreement with the Funds and JAFCO under which Mr. Qu shall give a put option to each of the Funds and JAFCO relating to the Conversion Shares on a form agreed upon by all parties thereto; and

(2) Mr. Qu having mortgaged, pledged and assigned absolutely by way of first legal mortgage 987,234 Common Shares (after a share split to be conducted immediately after the Conversion) in the capital of the Company in favour of JAFCO.

Further, we note that the restructuring referred to in the Deed of Undertaking has not been conducted. Nevertheless, JAFCO may be requested by Mr. Qu to transfer its Conversion Shares to an affiliate of JAFCO.

To effect the Conversion, we have delivered the CN Certificates to the Company's designated legal advisers, Latham & Watkins LLP, of 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong who have received such certificates on the Company's behalf.

Please could the Company arrange to effect the Conversion and send one share certificate for the Conversion Shares to JAFCO at 6 Battery Road, #42-01, Singapore 049909 (Attention: The President).

We acknowledge that, notwithstanding the Conversion, Mr. Qu's rights under Condition (B)2(d) of the conditions of the Convertible Notes set forth in each CN Certificate shall remain in effect.

For the avoidance of doubt, the Conversion shall not prejudice or affect any of the rights and benefits of JAFCO in the Investment Agreement.

Yours faithfully,



       /s/
----------------------------------------------------------
HIROSHI YAMADA
(as a lawful attorney for JAFCO Asia Technology Fund II)


                                      * * *

                                 Acknowledgement

To:  JAFCO Asia Technology Fund II
     c/o JAFCO Investment (Asia Pacific) Ltd
     6 Battery Road
     #42-01, Singapore 044909
     Fax No.:   65-6221 3690
     Attention: The President

Cc:  JAFCO Investments (Hong Kong) Ltd.
     30/F, Two International Finance Centre
     8 Finance Street
     Central
     Hong Kong
     Fax No.:   852-2536 1979
     Attention: The General Manager


Dear Sirs,

We refer to your conversion notice dated 1 July 2006. The capitalized terms in this acknowledgement will have the same meanings as defined in your conversion notice. We hereby acknowledge, agree and confirm that:

1. Latham & Watkins LLP shall receive the CN Certificates from JAFCO on our behalf and Latham & Watkins LLP have confirmed that they have received such certificates;

2. we noted that the condition(s) set out in your conversion notice have been satisfied;

3. we have effected the Conversion and, following the filing of the Company's Articles of Amendment pursuant to which the Common Shares shall be split on a 1 for 1.168130772 basis, a share certificate for 809,717 Common Shares (which takes into account the share split) will be issued to JAFCO and will be sent to JAFCO; and

4. the Conversion shall not prejudice or affect any of the rights and benefits of JAFCO in the Investment Agreement.

Attached please find a copy of our board resolution authorizing the Conversion.

Yours faithfully,



       /s/
------------------------------------------------------
Name: QU Xiao Hua
For and on behalf of
Canadian Solar Inc.
Date: July 1, 2006




       /s/
------------------------------------------------------
Name: QU Xiao Hua (signed, sealed and delivered)
Date: July 1, 2006